July 28, 2025 Second Quarter 2025 Investor Presentation

Forward Looking Statement Important note regarding forward-looking statements: Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “intend,” "target,” “outlook,” “project,” “guidance,” “forecast,” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference. Trademarks: All trademarks, service marks, and trade names referenced in this material are official trademarks and the property of their respective owners. Presentation: Within the charts and tables presented, certain segments, columns and rows may not sum to totals shown due to rounding. Non-GAAP Measures: This presentation includes certain non-GAAP financial measures. These non-GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation. 22

1.14% Return on Average Assets +28 bp growth over LQ 3.10% reported Net Interest Margin, +29 bps LQ expansion on improved funding profile Added four deposit-focused teams in NYC metro during the quarter; one additional team in July 2025 $48 million non-interest bearing deposit growth from existing channels $24 million loan growth on $170 million of funded originations; credit improved, with 0.78% non-performing assets / total assets Non-interest income growth of $0.5 million, or 34%, to LQ driven by $1.1 million gains realized on SBA Loan sales Second Quarter 2025 Highlights 3

Second Quarter 2025 Financial Summary EPS PPNR Loans Deposits Capital • Fully diluted EPS of $1.15, up 32% versus LQ and driven by improving net interest margin and increased non-interest income • PPNR of $11.4 million, or $1.46 per share, increased 21% LQ • Net interest income of $23.9 million benefitted from 20 bps LQ deposit cost reduction • Non-interest income rose 34% LQ, driven by $1.1 million of SBA sales gains in 2Q • Loan balances increased $24 million LQ, on $170 million funded originations • Provision release of $0.4 million, with 0 bps of net charge-offs • NPAs decreased to 78 bps of total assets • Deposit costs of 3.40% improved 20 bps LQ; June 2025 ‘exit’ rate of 3.28% • $48 million growth in non-interest bearing deposits to LQ; $75 million year-to-date • Loan to deposit ratio remains stable at 96.0% • Tangible book value of $35.65, up $1.09 versus LQ and up $2.04versus PYQ • Consolidated CET1 ratio of 10.17%1; Bank Total Capital ratio of 13.28%1 • Repurchased 14,626 shares at a weighted average price of $28.86 per share 1 Estimates, pending FRY9C & FDIC call report filings. 4

Second Quarter 2025 GAAP Results

Bankwell Financial Group, Inc.

($ in millions, except per share data)

	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023
Net Interest Income	$ 23.9	$ 22.1	$ 20.2	$ 20.7	$ 21.2	$ 21.1	$ 22.2	$ 22.7	$ 24.0
(Credit) Provision for Credit Losses	(0.4)	0.5	4.5	6.3	8.2	3.7	(1.0)	(1.6)	2.6
Total Noninterest Income	2.0	1.5	1.0	1.2	0.7	0.9	1.1	0.8	1.4
Total Revenue	**25.9**	**23.6**	**21.2**	**21.9**	**21.9**	**22.1**	**23.4**	**23.5**	**25.4**
Total Noninterest Expenses	**14.5**	**14.1**	**12.6**	**12.9**	**12.2**	**13.3**	**12.9**	**12.2**	**12.6**
Income before Taxes	11.8	9.0	4.1	2.7	1.5	5.1	11.5	12.9	10.2
Net Income	**9.1**	**6.9**	**3.0**	**1.9**	**1.1**	**3.8**	**8.5**	**9.8**	**8.0**
Diluted Earnings Per Share	**1.15**	**0.87**	**0.37**	**0.24**	**0.14**	**0.48**	**1.09**	**1.25**	**1.02**
Total Assets	**3,236.6**	**3,183.9**	**3,268.6**	**3,161.1**	**3,141.7**	**3,155.3**	**3,215.5**	**3,249.8**	**3,252.7**
Gross Loans Receivable (ex. HFS)	2,665.0	2,641.0	2,702.0	2,619.3	2,652.8	2,674.7	2,713.2	2,764.5	2,767.3
Allowance for Credit Losses on Loans & Leases	(29.3)	(29.5)	(29.0)	(27.8)	(36.1)	(28.0)	(27.9)	(29.3)	(30.7)
All Other Assets	542.3	513.4	537.6	514.0	452.8	452.6	474.3	456.0	454.7
Total Liabilities	**2,953.3**	**2,908.7**	**2,998.0**	**2,893.2**	**2,874.7**	**2,887.2**	**2,949.7**	**2,991.9**	**3,003.9**
Total Deposits	2,759.3	2,750.4	2,787.6	2,688.2	2,662.4	2,673.5	2,736.8	2,768.6	2,788.9
Borrowings	144.6	109.5	159.5	159.4	159.3	159.3	159.2	159.1	159.1
Other Liabilities	49.4	48.7	50.9	45.6	53.0	54.5	53.8	64.1	55.9
Total Shareholders' Equity	**283.3**	**275.2**	**270.5**	**267.9**	**267.0**	**268.0**	**265.8**	**257.9**	**248.8**
Net Interest Margin	**3.10%**	**2.81%**	**2.60%**	**2.72%**	**2.75%**	**2.71%**	**2.81%**	**2.85%**	**3.07%**
PPNR ROAA	**1.43%**	**1.18%**	**1.05%**	**1.13%**	**1.22%**	**1.10%**	**1.27%**	**1.37%**	**1.58%**
Effective Tax Rate	23%	23%	27%	29%	24%	26%	26%	24%	22%
Noninterest Expense to Average Assets	1.83%	1.76%	1.56%	1.62%	1.55%	1.66%	1.56%	1.48%	1.56%

Bankwell

5

Private Client Groups | 2Q25 Update • Since April 2025, hired 14 New York metro-based employees to build out our deposit gathering capabilities • 5 new teams added through July, all with proven success in generating no- and low-cost deposits 6

Maintaining our Strong Balance Sheet $1,081 $736 $319 $109 Liquidity Uninsured Deposits Unencumbered Securities Unencumbered Cash Borrowing Capacity1 1 Bank lines, including FHLB & FRB 2 TCE/TA consolidated ratio; all others Bank ratios. Regulatory ratios are estimates, pending FDIC call report filing. • $2,024 million total insured deposits includes: ‒ $1,904 million FDIC-insured deposits ‒ $120 million deposits secured by FHLB LOCs (municipal deposits) • 13.3% liquidity on balance sheet (Cash & Securities) • Stable insured deposit base • Additional 2Q25 ratios: ‒ 349% CRE Concentration Ratio ‒ 56% Construction Concentration Ratio • 14,626 shares repurchased in 2Q25 at an average price of $28.86 • Approximately 205,000 shares remaining available for repurchase under current plan Abundant Excess Liquidity Building Excess Capital 12.19% 10.55% 13.28% 8.68% CET1 Leverage Total Risk Based TCE / TA Minimum + buffer Well Above Capital Minimums 2 Dollars in millions 2.1X Liquidity Coverage $1,509 7

Well Positioned For Lower Rates • For the remainder of 2025, $665 million in time deposits maturing at a weighted average rate of 4.41%: ‒ $395 million Retail time repricing an average ~8 basis points lower based on current rates; annualized savings of $0.3 million of interest expense ‒ $270 million Brokered time repricing an average ~31 basis points lower based on current rates; annualized savings of $0.9 million of interest expense • A total $1.2 million annualized savings is ~$0.12 benefit to EPS and ~4 basis points incremental to Net Interest Margin, assuming no further movement in Fed Funds and stable asset yields • 1H’25 results: ~$745 million of CDs repriced ~80 basis points lower Maturity Quarter Balance Maturity Rate Current Rate V 3Q25 $161 4.52% 4.25% -0.27% 4Q25 $234 4.21% 4.25% 0.04% Total Retail $395 4.33% 4.25% -0.08% Dollars in millions Maturity Quarter Balance Maturity Rate Current Rate V 3Q25 $170 4.71% 4.20% -0.51% 4Q25 $100 4.18% 4.20% +0.02% Total Brokered $270 4.51% 4.20% -0.31% Retail Time Deposits Brokered Time Deposits 8

Rate 0.00% DDA 13% Rate 0.29% NOW 4% Rate 3.83% Money Market 33% Rate 2.93% Savings 3% Rate 4.33% Time 47% Deposit Performance 2Q25 Average Deposits • 2Q25 Total Deposit cost of 3.40% down 20 basis points from prior quarter’s 3.60% • Time deposit cost reduction driven by ~80 basis point favorable repricing of ~$745 million brokered and retail deposits in 1H’26 • Additional rate cuts in Money Market, Savings products yielding incremental improvement • June 2025 ‘exit rate’ on deposits of 3.28%, compared to 3.41% at March 2025 and 3.65% at December 2024 9 4.27% 4.30% 4.21% 4.08% 3.90% 3.69% 3.81% 3.72% 3.60% 3.40% 2.75% 2.72% 2.60% 2.81% 3.10% 2.30% 2.80% 3.30% 3.80% 4.30% 2Q24 3Q24 4Q24 1Q25 2Q25 NIM Total Deposit Cost IB Deposit Cost Funding Cost & NIM Trends

$1,046 $1,224 $1,228 $1,175 $1,078 $310 $697 $720 $724 $725 $351 $522 $501 $516 $559 $98 $155 $183 $174 $204 $89 $77 $87 $118 $104 $1,895 $2,675 $2,719 $2,706 $2,669 454% 425% 397% 375% 349% 300% 320% 340% 360% 380% 400% 420% 440% 460% 480% - 500 1,000 1,500 2,000 2,500 4Q21 4Q22 4Q23 4Q24 2Q25 CRE Investor CRE Owner Occupied C&I Construction Residential / Other CRE Concentration Managing CRE Concentration Lower Dollars in millions 10

Credit Trends $36.1 $27.8 $29.0 $29.5 $29.3 1.36% 1.06% 1.07% 1.11% 1.10% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% $0 $5 $10 $15 $20 $25 $30 $35 2Q24 3Q24 4Q24 1Q25 2Q25 Allowance for Credit Losses (ACL) Allowance for credit losses ACL / Loans Dollars in millions $0.3 $14.8 $3.0 $0.1 ($0.1) 2Q24 3Q24 4Q24 1Q25 2Q25 Net Charge Offs (Recoveries) 2Q24 3Q24 4Q24 1Q25 2Q25 Risk Rating Balance % Balance % Balance % Balance % Balance % 1-5 “Pass” $2,497 94.0% $2,458 93.7% $2,557 94.5% $2,453 92.8% $2,523 94.5% 6 “Special Mention” $71 2.7% $97 3.7% $93 3.4% $1631 6.2% $1202 4.5% 7 “Substandard” $80 3.0% $67 2.5% $54 2.0% $27 1.0% $26 1.0% 8 “Doubtful” $8 0.3% $1 0.1% $1 0.1% $1 0.1% $0 0.0% Total Gross Loans $2,657 $2,623 $2,706 $2,645 $2,669 Non-performing Loans $56.2 $65.5 $53.3 $26.4 $23.9 % of Total Loans 2.12% 2.50% 1.97% 1.00% 0.89% Non-performing Assets $56.2 $65.5 $61.6 $26.4 $25.2 % of Total Assets 1.79% 2.07% 1.88% 0.83% 0.78% 1 99% of Risk Rated 6 loans are current on payments, 96% are guaranteed by ultra-high net worth sponsors. 2 99% of Risk Rated 6 loans are current on payments, 96.5% are guaranteed by ultra-high net worth sponsors. 11

Dedicated to making a difference. Financial Outlook Modest loan growth NIM expansion Stable credit Continued capital growth Unchanged focus on efficiency 12

Questions? 13

Appendix

15 Total Loan Portfolio = $2,669 million • Favorable long-term trends in Investor CRE:Residential 1.3% C&I 20.8% CRE Owner Occupied 27.4% CRE Investor 40.4% Commercial Const. 7.6% Other 2.6% 55.2% 45.8% 45.2% 43.4% 40.4% 34.9% 45.5% 44.9% 45.8% 48.1% 4Q21 4Q22 4Q23 4Q24 2Q25 CRE Investor CRE O/O + C&I Loan Portfolio Composition

$1,895 $2,675 $2,719 $2,706 $2,669 4.30% 5.56% 5.99% 6.09% 6.39% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% - 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4Q21 4Q22 4Q23 4Q24 2Q25 Loan Balance Portfolio Loan Yield Favorable Loan Yield Growth Loan portfolio yields increased 209 bps since 2021 1 June 2025 Yield2 by Vintage 1 Weighted average yield based on active loans as of each date, an “exit" rate 2 Weighted average yield based on active loans as of 6-30-2025, an “exit" rate 65% of balances are 2022-2025 vintages Year Maturity Rate Reset Total Wtd Yield % Total Loans 2025 $487 $31 $518 6.07% 19% 2026 $274 $48 $322 5.20% 12% 2027 $376 $35 $411 5.22% 15% 2028+ $549 $54 $603 5.64% 23% Total $1,686 $167 $1,854 5.59% Loan Maturities & Contractual Repricing Excluding floating rate loans Dollars in millions 5.30% Pre 2022 6.29% 2022 7.54% 2023 7.50% 2024 8.00% 2025 16

CRE Loan Portfolio Total CRE Portfolio = $1,802 million By Property Type • 60% Non-Owner Occupied • 63% weighted average LTV2 • 69% of loan balances have recourse Property Type Investor Owner Occupied Total Residential Care $31 $276 $307 Retail $92 $4 $96 Office $78 $15 $93 Multifamily $60 - $60 All Other $130 $14 $144 Total $390 $309 $699 Loans Maturing or Repricing in 2025 - 20263 Excluding floating rate loans Dollars in millions 1 1 Includes Owner Occupied CRE, does not include Construction 2 LTVs based on original LTV values, at origination 3 Loans subject to repricing generally have a floor of not less than the original rate Residential Care 36% Retail 18% MultiFamily 14% Office 8% Industrial Warehouse 8% Mixed Use 6% Medical Office 4% Other 4% Special Use 2% 17

Select CRE Sectors [1]

Dollars in millions

CRE Office : $150 million exposure 6% of total loan portfolio

- 44 loans with $3.4 million average balance
- $106 million have personal recourse to high-net-worth guarantors; $44 million have no recourse:
  - $22 million owner occupied
  - $16 million (2 loans) state GSAs
  - $4 million credit-tenant
- Loans maturing or have a rate reset as follows:

Year	Balance	Count
2025	$68	13
2026	$26	8
2027	$28	10
2028+	$28	13
Total	$150	44

Geography



FL
$2.2
CT - Fairfield
County
$43.2
CT - All Other
$3.5
GA
$12.6
NY -
Westchester
County
$10.1
MS
$17.5
NY - Brooklyn
$3.0
TX
$28.3
NJ
$29.3

60% located in Bankwell's primary market

Out of primary market loans are generally either GSA-leased, credit tenants, or owner-occupied

CRE Multifamily : $245 million exposure 9% of total loan portfolio

- 87 loans with $2.8 million average balance
- 20% in New York City, remaining 80% in surrounding "Tri-State" & PA

NYC Multifamily	Loan Count	Balance	%
Brooklyn	5	$39.2	78.3%
Manhattan	2	$6.0	11.9%
Queens	1	$4.9	9.8%
Total	8	$50.0	100%

- $16 million has either rent control or rent stabilized units (0.6% of total loan portfolio); $9 million guaranteed by sponsor with $1+ billion net worth and $0.5+ billion liquidity

Geography



NJ
$7.1
CT - Fairfield
County
$52.6
PA
$19.9
NY -
Westchester
County
$8.2
NY - Rockland
County
$22.7
CT - New Haven
County
$62.5
NY - NYC
$50.0
CT - All
Other
$21.9

[1]Includes Owner Occupied CRE

Bankwell

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• 98% of C&I portfolio has recourse • 96% of Healthcare loans have recourse − Primarily consists of working capital lines secured by government accounts receivable • Insurance lending primarily to brokers of home and auto insurance 1 Does not Include Owner Occupied CRE 19 C&I Loan Portfolio Health Care & Social Assistance 38% Finance 19% Insurance (Primarily Brokers) 17% Real Estate and Rental/Leasing 8% Other 6% Admin & Support, Waste Mgmt, Remediation Svcs 5% Retail Trade 3% Manufacturing 2% Arts, Entertainment & Recreation 2% By Industry Type Total Portfolio = $559 million 1

$838 million combined Healthcare portfolio • Consists primarily of skilled nursing facilities located across the US • Healthcare lending team has more than 15 years of industry experience • High touch service model attracts desirable ultra-high net worth Healthcare borrowers • 100% of Skilled Nursing Lending has recourse • Focused on originating Healthcare loans in the most desirable states with: – Higher average occupancy – Low denial of payment rates for Medicaid – Strong senior demographic trends – Certificate of need programs 1 Healthcare Portfolio Composition CRE Skilled Nursing Facility By State 1 Includes Physicians 20 Combined Healthcare Dollars in millions Skilled Nursing 81% Assisted Living 16% Other 3% FL 40% NY 12% OH 12% NC 5% TN 5% VA 3% IN 3% MO 3% All Other 17%

Loan Segment Balance % Total Assets Commentary Loan 1 CRE – Retail $8.7 0.27% • Suburban retail loan in Westchester County, NY modified during COVID • $4.5 million charged off, life-to-date Loan 2 CRE – Office $5.5 0.17% • Class A suburban NJ office park • Bankwell 17% participant in $84 million multi-bank club deal • 80% occupied; 40% recourse • Litigation ongoing; receiver in place • $8.2 million charge off, life-to-date OREO 1 -- $1.3 0.04% • Previously non-performing loan; Bank took ownership of property in 2Q25 SBA guaranteed balances $5.4 0.17% All other non-performing assets $4.3 0.13% Total Non-performing assets $25.2 0.78% All non-performing loans individually evaluated for impairment Balances charged off or specifically reserved, as appropriate Dollars in millions Non-Performing Assets 21

$1,774 $1,785 $2,083 $2,135 $1,027 $952 $705 $624 4Q22 4Q23 4Q24 2Q25 Non-Brokered Brokered Reduced Reliance on Brokered Deposits Reduced Reliance on Brokered Deposits Dollars in millions Brokered Deposits Peaked in 4Q22 • Brokered deposit balances decreased $81 million YTD; $403 million reduction from peak • Non-Brokered deposits continue to increase $2,801 $2,737 $2,788 $2,759 22

Bankwell Financial Group (Nasdaq: BWFG) $3.2B Total Assets $2.7B Loans $0.28B Equity $2.8B Deposits 1.83% Non-interest Exp / Assets ~160 Employees 8.68% TCE Ratio 10.17% Consolidated CET1 Ratio C&I & CREOO 48% CRE Inv 40% All Other 12% Loans Core 69% 1 Estimate, pending FRY9C filing. Time > $250k 8% Brokered 23% Deposits 1 23